EXHIBIT 99.1

Boulder, Colorado based public company leveraging blockchain technology to create an encrypted digital trading platform

Boulder, Colorado (November 1, 2018)

BLACKSTAR ENTERPRISE GROUP INC., (BEGI: OTCQB) Announces the design and begins the build of a digital equity trading platform on the Hyperledger-fabric blockchain. When completed, this platform will allow Peer-to-Peer trading of BlackStar Digital Shares of Common Stock. The platform is designed to integrate into the existing Broker-Dealer Ecosystem.

Our Company, BlackStar Enterprise Group, Inc. (OTC QB: BEGI) is a publicly traded merchant banking firm seeking to facilitate venture capital to early stage revenue companies. BlackStar intends to offer consulting and regulatory compliance services to crypto-equity companies and blockchain entrepreneurs for securities, tax, and commodity issues. BlackStar is conducting ongoing analysis for opportunities in involvement in crypto-related ventures through our wholly-owned subsidiary, Crypto Equity Management Corp., (“CEMC”), mainly in the areas of blockchain and distributed ledger technologies.

Proposed BlackStar Digital Trading Platform (“BDTP”):

BlackStar’s aim is to build BDTP from our existing design, a digital equity trading platform, to trade registered BlackStar securities only. CEMC retained Solidgreen Software, LLC, d/b/a Artuova (“Artuova”) to begin the build of our equity trading platform. The platform development is being overseen by Artuova software engineer Dr. David Gnabasik, providing the expertise needed to develop our platform. Dr. Gnabasik holds a Ph.D. in Computer Science from the University of Colorado-Denver and implements blockchain solutions for state and federal licensing agencies. As of September 2018, BDTP has been completely designed in terms of the following components: data model, reports, a web-based user interface, a blockchain interface, transaction logic, and a cloud interface. CEMC intends to engage further software developers as needed for blockchain implementation on the Peer-to-Peer (“P2P”) BDTP platform. Artuova will continue to develop the platform that the Company has designed to contain the essentials for full regulatory compliance, subject to availability of funding.

The potential regulatory challenges for the functionality of our digital equity trading platform come from integration of the existing broker-dealer ecosystem into the platform, approvals from, advice of, and compliance with the rules and regulations of the OTC Market Group, SEC, FinCen, IRS, CFTC, FINRA, anti-money laundering rules, cybersecurity laws, and other state and federal financial and banking laws.

Further details about the BDTP design and strategy, and risks associated with the business and Company can be found in the 10-K/A2 (see “Current Business” and “Risk Factors”). www.BlackStarEnterpriseGroup.com

It is BlackStar’s hope that the future successful demonstration and implementation of a finalized BDTP will enable the Company to reproduce the technology for other small-cap public companies and unregulated coin offerings and to provide consulting regarding converting their equity to trade on their own encrypted digital trading platform compliant with the existing legal framework of the SEC. The Company’s CFO, J E Kurczodyna, said “BlackStar believes that our planned digital securities trading platform could be an initial step in tying together global digital trading and micro-cap markets.”

BlackStar plans to seek regulatory review as necessary from the SEC and various regulators of its platform in “Demo” mode prior to activation and implementation, after which BlackStar intends to register digital shares of its outstanding common stock and additional digital shares for sale in a Digital Offering in compliance with all the rules and regulations of the SEC.

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Additional Risk Factors:

There is no assurance of market acceptance or profitability of the concept or Company. The BDTP is not yet developed and may never be developed. Investors holding BlackStar Digital Equities may never be able to transfer BlackStar Digital Equities on the platform. BlackStar Digital Equities (intended to be traded on the BDTP) do not currently exist and may never exist. The warrants for BlackStar Digital Equities outstanding are not currently exercisable for them, and a secondary trading market may never develop for them. See “Risk Factors” in the Company’s 10-K/A as amended, filed on September 5, 2018 and accessible at www.sec.gov.

SEC Disclaimer

This press release contains forward-looking statements. The words or phrases "would be," "will allow," "intends to," "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," or similar expressions are intended to identify "forward-looking statements." Actual results could differ materially from those projected in BlackStar’s ("the Company's") business plan. The creation of subsidiaries and expansion of services into new sectors should not be construed as an indication in any way whatsoever of the future value of the Company's common stock or its present or future financial condition. The Company's filings may be accessed at the SEC's Edgar system at www.sec.gov. Statements made herein are as of the date of this press release and should not be relied upon as of any subsequent date. The Company cautions readers not to place reliance on such statements. Unless otherwise required by applicable law, we do not undertake, and we specifically disclaim any obligation, to update any forward-looking statements to reflect occurrences, developments, unanticipated events or circumstances after the date of such statement.

Please Contact:

Joseph E Kurczodyna CFO (“Joe K”)

303-500-5073

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